OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996


NOTE: THIS FISCAL YEAR-END SERIES REPORT REPORTS INFORMATION ON THE ASSETS INCLUDED IN OMI TRUST 1996-A AS OF THE END OF THE PREPAYMENT PERIOD THAT BEGAN ON SEPTEMBER 1, 1996 AND ENDED ON SEPTEMBER 30, 1996 AND AS OF THE END OF THE COLLECTION PERIOD THAT BEGAN ON SEPTEMBER 2, 1996 AND ENDED ON OCTOBER 1, 1996. ACCORDINGLY, THE INFORMATION PRESENTED WITH REGARD TO THE CERTIFICATES REFLECTS INFORMATION AS OF THE CLOSE OF BUSINESS ON OCTOBER 15, 1996, WHICH IS THE DISTRIBUTION DATE ON WHICH COLLECTIONS MADE AND LOSSES INCURRED DURING SUCH PREPAYMENT PERIOD AND COLLECTION PERIOD WERE PASSED THROUGH TO CERTIFICATEHOLDERS.


                                       Scheduled Principal Balance of Contracts
----------------------------------------------------------------------------------------------------------------------
Beginning                                                                                       Ending                Scheduled
Principal              Scheduled          Prepaid       Liquidated      Contracts               Principal             Gross
Balance                Principal          Principal     Principal       Repurchased             Balance               Interest
------------------------------------------------------------------------------------------------------------------------------------
163,369,459.15      (2,898,725.21)    (4,838,026.55)   (1,503,742.08)       0.00                154,128,965.31        11,725,348.17
====================================================================================================================================


                              Scheduled                                          Amount
             Servicing        Pass Thru          Liquidation   Reserve           Available for
                Fee           Interest           Proceeds      Fund Draw         Distribution (1)
-----------------------------------------------------------------------------------------------------
          1,059,907.42         10,665,440.75   1,202,074.21        0.00           20,664,174.14
=====================================================================================================





                                        Reserve Fund
---------------------------------------------------------------------------------------------------


 Beginning                             Investment     Balance Before      Reserve   Reserve        Balance After
  Balance      Deposits    Distrib.     Interest   10/15/96 Distribution  Fund Draw Fund Deposit   10/15/96 Distribution     Excess
------------------------------------------------------------------------------------------------------------------------------------
   0.00       325,000.00   -6,769.49     7,980.63       326,211.14           0.00      0.00           326,211.14            1,211.14
====================================================================================================================================

Reserve Fund Required Balance
--------------------------------------
Before 10/15/96   After 10/15/96
Distribution      Distribution
--------------------------------------
325,000.00          325,000.00
======================================






                                               Certificate Account as of 9/30/96
--------------------------------------------------------------------------------------------------------------------------------

        Beginning                        Deposits                                       Investment               Ending
         Balance               Principal          Interest        Distributions          Interest                Balance
--------------------------------------------------------------------------------------------------------------------------------
          0.00                8,305,953.54       10,118,388.41    (18,702,025.05)         18,343.35           (259,339.75)
================================================================================================================================




                                  P&I Advances
-------------------------------------------------------------------------------
                               Aggregate          Aggregate
        Beginning              Recovered          Advances           Ending
         Balance                Advances            Made             Balance
-------------------------------------------------------------------------------


           0.00              (8,498,309.06)    10,587,953.84      2,089,644.78
===============================================================================

(1) PURSUANT TO THE APPLICABLE POOLING AND SERVICING AGREEMENT, $325,000 OF THE
AMOUNTS AVAILABLE FOR DISTRIBUTION ON DISTRIBUTION DATES DURING THE FISCAL YEAR
WERE DEPOSITED INTO THE RESERVE FUND, AND $1,059,907.42 OF SUCH AMOUNTS WERE
USED TO PAY SERVICING FEES DUE TO THE SERVICER. CONSEQUENTLY, THE TOTAL AMOUNT
DISTRIBUTED ON THE CERTIFICATES DURING THE FISCAL YEAR WAS $19,279,266.72

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996

REPOSSESSION LIQUIDATION REPORT




                  Liquidated                                                                            Net
Prepayment        Principal           Sales          Insur.          Total        Repossession      Liquidation         Unrecov.
  Period           Balance          Proceeds         Refunds        Proceeds        Expenses         Proceeds           Advances
-----------------------------------------------------------------------------------------------------------------------------------

SEE MONTHLY INVESTOR REPORTS FOR DETAIL

Feb-96                 0.00              0.00          0.00             0.00            0.00              0.00                0.00
Mar-96                 0.00              0.00          0.00             0.00            0.00              0.00                0.00
Apr-96            57,142.99         48,400.00      1,164.35        49,564.35        5,669.78         43,894.57            2,997.53
May-96           151,243.52        143,710.00     11,356.89       155,066.89       19,707.44        135,359.45            7,888.16
Jun-96           226,451.29        223,400.00     10,443.53       233,843.53       27,297.53        206,546.00           14,362.00
Jul-96           268,890.67        255,523.00     14,324.00       269,847.00       27,392.27        242,454.73           23,309.88
Aug-96           416,037.93        380,600.00      18599.78       399,199.78       41,507.47        357,692.31           31,805.35
Sep-96           383,975.68        343,628.00     17,146.75       360,774.75       31,671.89        329,102.86           32,612.79

               --------------------------------------------------------------------------------------------------------------------
               1,503,742.08      1,395,261.00     73,035.30     1,468,296.30      153,246.38      1,315,049.92          112,975.71
               ====================================================================================================================


                          Net              Current
                       Pass Thru         Period Net       Cumulative
                        Proceeds         Gain/(Loss)    Gain/(Loss)
               --------------------------------------------------------



Feb-96                       0.00              0.00
Mar-96                       0.00              0.00
Apr-96                  40,897.04        (16,245.95)
May-96                 127,471.29        (23,772.23)
Jun-96                 192,184.00        (34,267.29)
Jul-96                 219,144.85        (49,745.82)
Aug-96                 325,886.96        (90,150.97)
Sep-96                 296,490.07        (87,485.61)

               ------------------------------------------
                     1,202,074.21       (301,667.87)       (301,667.87)
               ========================================================
                                                                 0.00
                                                            ===========

As a percentage of the aggregate cut-off date principal balance.



OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                   Original           Beginning         Current         Accelerated                         Ending
             Cert.                Certificate        Certificate       Principal         Principal        Writedown      Certificate
             Class                 Balances           Balances          Payable         Distribution     Amounts (1)       Balances
------------------------------------------------------------------------------------------------------------------------------------


A-1                             46,000,000.00      46,000,000.00    (9,240,493.84)         0.00             0.00       36,759,506.16
A-1 Outstanding Writedown                0.00               0.00             0.00          0.00             0.00                0.00

A-2                             52,000,000.00      52,000,000.00             0.00          0.00             0.00       52,000,000.00
A-2 Outstanding Writedown                0.00               0.00             0.00          0.00             0.00                0.00

A-3                             31,061,000.00      31,061,000.00             0.00          0.00             0.00       31,061,000.00
A-3 Outstanding Writedown                0.00               0.00             0.00          0.00             0.00                0.00

A-4                             14,703,000.00      14,703,000.00             0.00          0.00             0.00       14,703,000.00
A-4 Outstanding Writedown                0.00               0.00             0.00          0.00             0.00                0.00

B-1                             13,069,000.00      13,069,000.00             0.00          0.00             0.00       13,069,000.00
B-1 Outstanding Writedown                0.00               0.00             0.00          0.00             0.00                0.00

B-2                              6,536,459.00       6,536,459.00             0.00          0.00             0.00        6,536,459.00
B-2 Outstanding Writedown                0.00               0.00             0.00          0.00             0.00                0.00


                             -------------------------------------------------------------------------------------------------------

                               163,369,459.00     163,369,459.00    (9,240,493.84)         0.00             0.00      154,128,965.16
                             =======================================================================================================



                                                 Principal Paid
             Cert.               Pool             Per $1,000
             Class               Factor           Denomination
--------------------------------------------------------------------


A-1                                 79.91197%       200.88
A-1 Outstanding Writedown            0.00             0.00

A-2                                100.00000%         0.00
A-2 Outstanding Writedown            0.00             0.00

A-3                                100.00000%         0.00
A-3 Outstanding Writedown            0.00             0.00

A-4                                100.00000%         0.00
A-4 Outstanding Writedown            0.00             0.00

B-1                                100.00000%         0.00
B-1 Outstanding Writedown            0.00             0.00

B-2                                100.00000%         0.00
B-2 Outstanding Writedown            0.00             0.00





(1) THIS REPRESENTS THE AMOUNT OF LOSSES ON THE ASSETS THAT WERE ALLOCATED TO REDUCED THE OUTSTANDING PRINCIPAL BALANCE OF THE CERTIFICATES IN ACCORDANCE WITH THE APPLICABLE POOLING AND SERVICING AGREEMENT.

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996



CERTIFICATE INTEREST ANALYSIS

           Certificate    Remittance     Beginning          Current               Total           Interest           Ending
              Class          Rate         Balance           Accrual               Paid            Shortfall         Balance
                         ---------------------------------------------------------------------------------------------------------


A-1                            5.40%       0.00         1,498,199.55        1,498,199.55              0.00           0.00
A-1  Carryover Interest        0.00        0.00                 0.00                0.00              0.00           0.00
A-1  Writedown Interest        0.00        0.00                 0.00                0.00              0.00           0.00

A-2                            5.80%       0.00         2,010,666.64        2,010,666.64              0.00           0.00
A-2  Carryover Interest        0.00        0.00                 0.00                0.00              0.00           0.00
A-2  Writedown Interest        0.00        0.00                 0.00                0.00              0.00           0.00

A-3                            6.60%       0.00         1,366,684.00        1,366,684.00              0.00           0.00
A-3  Carryover Interest        0.00        0.00                 0.00                0.00              0.00           0.00
A-3  Writedown Interest        0.00        0.00                 0.00                0.00              0.00           0.00

A-4                            7.20%       0.00           705,744.00          705,744.00              0.00           0.00
A-4  Carryover Interest        0.00        0.00                 0.00                0.00              0.00           0.00
A-4  Writedown Interest        0.00        0.00                 0.00                0.00              0.00           0.00

B-1                            7.30%       0.00           636,024.64          636,024.64              0.00           0.00
B-1  Carryover Interest        0.00        0.00                 0.00                0.00              0.00           0.00
B-1  Writedown Interest        0.00        0.00                 0.00                0.00              0.00           0.00

B-2                            8.45%       0.00           368,220.56          368,220.56              0.00           0.00
B-2  Carryover Interest        0.00        0.00                 0.00                0.00              0.00           0.00
B-2  Writedown Interest        0.00        0.00                 0.00                0.00              0.00           0.00

X                                          0.00         4,079,901.36        3,778,233.49(1)     301,667.87     301,667.87

R                                          0.00                 0.00                0.00              0.00           0.00

Service Fee                                0.00         1,059,907.42        1,059,907.42              0.00           0.00
                                 --------------------------------------------------------------------------------------


                                           0.00        11,725,348.17       11,423,680.30        301,667.87     301,667.87

Less Reserve Fund Deposit                                                     325,000.00
                                                                           --------------------
                                                                              11,098,680.30(2)
                                                                           ====================



           Certificate      Per $1,000       Cert.             TOTAL
              Class        Denomination      Class          DISTRIBUTION
                         -------------------------------------------------------


A-1                            32.57          A-1           10,738,693.39
A-1  Carryover Interest         0.00
A-1  Writedown Interest         0.00

A-2                            38.67          A-2            2,010,666.64
A-2  Carryover Interest         0.00
A-2  Writedown Interest         0.00

A-3                            44.00          A-3            1,366,684.00
A-3  Carryover Interest         0.00
A-3  Writedown Interest         0.00

A-4                            48.00          A-4              705,744.00
A-4  Carryover Interest         0.00
A-4  Writedown Interest         0.00

B-1                            48.67          B-1              636,024.64
B-1  Carryover Interest         0.00
B-1  Writedown Interest         0.00

B-2                            56.33          B-2              368,220.56
B-2  Carryover Interest         0.00
B-2  Writedown Interest         0.00

X                                              X             3,778,233.49

R                                              R

Service Fee                                                  1,059,907.42
                                                            ---------------

                                                            20,664,174.14

Less Reserve Fund Deposit                                      325,000.00
                                                         ---------------------

                                                            20,339,174.14(2)
                                                          =====================







(1) RESERVE FUND DEPOSITS WERE MADE FROM CASH FLOWS ON THE ASSETS, AS REQUIRED BY THE APPLICABLE POOLING AND SERVICING AGREEMENT IN THE AGGREGATE AMOUNT OF $325,000. THESE DEPOSITS HAD THE EFFECT OF REDUCING CASH AVAILABLE TO MAKE DISTRIBUTIONS ON THE CLASS X CERTIFICATES. CONSEQUENTLY, THE ACTUAL TOTAL AMOUNT DISTRIBUTED ON THE CLASS X CERTIFICATES WAS $3,453,233.49.

(2) PURSUANT TO THE APPLICABLE POOLING AND SERVICING AGREEMENT, $325,000 OF THE AMOUNTS AVAILABLE FOR DISTRIBUTION ON DISTRIBUTION DATES DURING THE FISCAL YEAR WERE DEPOSITED INTO THE RESERVE FUND, AND $1,059,907.42 OF SUCH AMOUNTS WERE USED TO PAY SERVICING FEES DUE TO THE SERVICER. CONSEQUENTLY, THE TOTAL AMOUNT DISTRIBUTED ON THE CERTIFICATES DURING THE FISCAL YEAR WAS $19,279,266.72

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996

                                                          Repo Properties
                                                        Brought Current by                                 Aggregate Repo Properties
                       Gross Repossessions                   Borrower               Net Current Repos         in Trust at Month-End
                                Principal                       Principal                   Principal                 Principal
                 #               Balance               #         Balance         #           Balance      #            Balance
              -------------------------------------- ------------------------ -----------------------  -----------------------------

Feb-96             2                $   67,823.87     -  $     -                2  $     67,822.87       2     $    67,823.87
Mar-96             6                   142,190.85     -        -                6       142,190.85       8         210,014.72
Apr-96            13                   288,907.18     -        -               13       288,907.18      21         498,921.90
May-96            12                   369,569.58     -        -               12       369,569.58      33         868,491.48
Jun-96            22                   465,067.38     -        -               22       465,067.38      55       1,333,558.86
Jul-96            31                   838,319.59     -        -               31       838,319.59      86       2,171,878.45
Aug-96            16                   360,680.23     -        -               16       360,680.23     102       2,532,558.68
Sep-96            17                   483,310.85     -        -               17       483,310.85     119       3,015,869.53
              ----------------------------------- ------------------------- ----------------------   ------------------------

Total of month
 end balance     119                $ 3,015,869.53     -  $     -              119 $   3,015,869.53     426     $10,699,117.49
              =================================== ======================== =======================   ========================

Average month
 end balance      15                $  376,983.69     -  $     -               15 $     376,983.69      53     $ 1,337,389.69
              =================================== ======================== =======================  =========================



OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
FISCAL YEAR ENDED SERIES REPORT
REPORTING:  FISCAL YEAR 1996



                                                                    Delinquency Analysis
                    ----------------------------------------------------------------------------------------------------------------

                       31 to 59 days                    60 to 89 days         90 days and Over             Total Delinq.
                                Principal                     Principal                 Principal                Principal
                    #            Balance         #            Balance        #           Balance         #        Balance
                    ----------------------------------------------------------------------------------------------------------------

Feb-96                41     $  1,136,964.49      -      $                   -        $        -         41    $ 1,136,964.49
Mar-96                46        1,221,105.91      16          420,353.29     -                 -         62      1,641,459.20
Apr-96                51        1,490,775.34      27          713,370.56     12          321,277.19      90      2,525,423.09
May-96                73        2,151,085.93      25          777,044.04     24          625,057.39     122      3,553,187.36
Jun-96               110        3,062,526.39      36          896,560.13     37        1,109,705.14     183      5,068,791.66
Jul-96                83        2,325,398.99      42        1,261,274.19     50        1,470,377.40     175      5,057,050.58
Aug-96                83        2,444,377.54      44        1,221,259.17     69        2,098,209.26     196      5,763,845.97
Sep-96                79        2,343,404.84      47        1,283,747.05     86        2,642,725.83     212      6,269,877.72
                    ----------------------------------------------------------------------------------------------------------------

Total of month
 end balance          56     $ 16,175,639.43     237     $  6,573,608.43    278  $     8,267,352.21   1,081    $31,016,600.07
                    ================================================================================================================

Average month
end balance           71     $  2,021,954.93     30      $    821,701.05     35  $     1,033,419.03   135      $ 3,877,075.01
                    ================================================================================================================

